MASTER TRANSFER AND RECORDKEEPING AGREEMENT

AGREEMENT  made as of the 18th day of  September,  1997 by and  between each of the parties listed on Exhibit A which is attached hereto and made a part hereof (each a "Fund" or "Funds"),  each for itself and not jointly, each having its principal place of business at 200 Berkeley  Street,  Boston,  Massachusetts 02116,  and Evergreen  Service  Company  ("ESC"),  having its principal place of business at 200 Berkeley Street, Boston, Massachusetts 02116.

W I T N E S S E T H T H A T

WHEREAS,  each Fund  desires ESC to perform  certain  services  for the Fund, and ESC is willing to perform such services.

NOW,  THEREFORE,  in  consideration  of the mutual covenants herein set forth, each party, for itself and not jointly, agrees as follows:

1. ADDITIONAL  PARTIES - Any other  registered  investment  company for which Keystone Investment Management Company (KIMCO), Evergreen Asset Management Corp.  ("Evergreen  Asset"),  First Union National Bank or one of its affiliates serves as investment adviser, trustee or manager may become a Fund party to this Agreement,  for itself and not jointly,  by giving written notice to ESC that it has elected to become a Fund party hereto,  to which  election ESC has given its written consent.

2. SERVICES - ESC shall perform for each Fund the services set forth on Exhibit B which is attached  hereto  and made a part hereof. ESC shall also perform for each Fund, without additional charge, any services which it customarily performs in the ordinary course of business without  additional charge for the investment companies for which ESC acts as transfer agent, dividend disbursing agent, or shareholder servicing and recordkeeping agent.

ESC shall perform such other services in addition to those set forth on Exhibit B hereto as a Fund shall  request in writing.  Any of the services to be performed hereunder,  and the manner in which such services are to be performed, shall be changed  only  pursuant  to a written  agreement  signed by the parties hereto.

ESC will undertake no activity which, in its judgment,  will adversely effect the performance of its obligations to a Fund under this Agreement.

3.   FEES - Each  Fund  shall pay ESC for the  services  to be  performed pursuant to this  Agreement in accordance  with and in the manner set forth with respect to such Fund on Exhibit C attached hereto and made a part hereof.

4.   EFFECTIVE DATE - This  Agreement  shall become  effective as of the date set forth  above and shall  become  effective  as to each Fund which  gives written  notice to ESC pursuant to Paragraph 1 hereof that it elects to become a party hereto as of the date of such notice.

5.   TERM - This Agreement shall be in effect until terminated in   accordance with Section 17 hereof.

6.   USE OF ESC'S  NAME - The Funds  will not use ESC's name in any sales literature or other material in a manner not approved by ESC in writing  before such use,  unless a similar use was  previously  approved.  Notwithstanding the foregoing, ESC hereby consents to all uses of ESC's name which merely refer in accurate  terms to ESC's appointments hereunder or which are required by the Securities and Exchange Commission or a state securities commission, and provided, further, that in no case will such approval be unreasonably withheld or delayed.

7.  STANDARD OF CARE - ESC shall at all times use its best  efforts and act in good faith and in a non-negligent manner in performing all   services pursuant to this Agreement.

8. UNCONTROLLABLE  EVENTS - ESC shall not be liable for damage, loss of data, delays or errors occurring by reason of circumstances  beyond its control, including, but not limited to, acts of civil or military authority, national emergencies, fire, flood or catastrophe, acts of God, insurrection, war, riots, or failure of transportation,  communication or power supply. However, ESC shall keep in a separate and safe place  additional  copies of all records required to be maintained pursuant to this Agreement or additional tapes or discs necessary to reproduce all such records.  Furthermore, at all times during this Agreement, ESC shall maintain an arrangement whereby ESC will have a backup computer facility available for its use in providing the services required  hereunder in the event circumstances beyond ESC's control result in ESC not being able to process the necessary work at its principal computer  facility.  ESC shall, from time to time, upon request from any Fund provide written evidence and details of its arrangement for obtaining the use of such a backup computer facility.  ESC shall use reasonable care to minimize the likelihood  of all damage, loss of data, delays and errors resulting from an uncontrollable event.  Should such damage, loss of data, delays or errors occur, ESC shall use its best efforts to mitigate the effects of such occurrence.  Representatives of each Fund shall be entitled  to inspect the ESC premises and operating capabilities within reasonable business hours and upon reasonable notice to ESC.

9.  INDEMNIFICATION  - Each Fund shall indemnify and hold ESC, its employees and agents harmless against any losses, claims, damages, judgments liabilities or expenses (including reasonable counsel fees and expenses) resulting from (1) transactions which occurred prior to the date ESC  began serving as Transfer Agent to the Fund; (2) action taken or permitted by ESC in good faith with due care and without negligence in reliance upon instructions received from such Fund in accordance with Section 10 hereof or with respect to a Fund upon the opinion of counsel for the Fund, as to anything arising in connection with its performance under this Agreement; or (3) any act done or suffered by ESC with respect to a Fund in good faith with due care and without negligence in connection with its performance under this Agreement in reliance upon any instruction, order, stock certificate or other instrument reasonably believed by it to be genuine and to bear the genuine signature of any person or persons authorized to sign, countersign, or execute same, and which complies with all applicable requirements of the Fund's current prospectus(es) and statement of additional information, this Agreement and instructions and other governing documents provided to ESC by the Fund.  For  purposes of this indemnification, it is specifically agreed that if any instruction received by ESC in accordance with Section 10 hereof differs from the requirements set forth in the Fund's current prospectus(es) or statement of additional information then, with regard to that difference, the instruction, order, stock certificate or other instrument relied upon by ESC, ESC need only comply with such instruction   (and not the current prospectus(es) or statement of additional information).

In the event that ESC requests any Fund to indemnify or hold it harmless hereunder, ESC shall use its best efforts to inform the Fund of the relevant facts concerning the matter in question.  ESC shall use reasonable care to identify and promptly  notify a Fund concerning any matter which ESC believes may result in a claim for indemnification against such Fund, and shall notify the Fund within seven days of notice to ESC of the filing of any suit or other legal action or the institution by a government agency of any administrative action or investigation against ESC which involves its duties under this Agreement.  Each Fund shall have the election of defending ESC against any claim with respect to such Fund which may be the subject of indemnification or holding it harmless hereunder.  In the event a Fund so elects, it will so notify ESC.  Thereupon the Fund shall take over defense of the claim, and, if so requested by a Fund, ESC shall incur no further legal or other expenses related thereto for which it shall be entitled to indemnity or holding harmless hereunder; provided, however, that nothing herein shall prevent ESC from retaining counsel to defend any claim at ESC's own expense.

Except with the prior written  consent of a Fund, ESC shall in no event confess any claim or make any  compromise  in any matter in which such Fund will be asked to  indemnify  or hold ESC  harmless  hereunder.  ESC shall be without liability to a Fund with respect to anything done or omitted to be done in accordance with the terms of this Agreement or instructions properly received pursuant hereto if done in good faith and   without negligence or willful or wanton  misconduct.  In no event shall ESC be liable for consequential damages, lost profits, or other special damages, even if ESC has been informed of the possibility of such damage or loss by the Fund or by third parties.

Notwithstanding  the  foregoing,  ESC shall be liable to each Fund for any damage or losses  suffered by such Fund as a result of a delay or negligence on the part of ESC in  processing a purchase or liquidation transaction or in making payment to a shareholder  of such Fund; it being agreed that,  without in any way limiting ESC's  liability for other  transactions  hereunder, that such damages shall not be deemed to be consequential or special.

10.  INSTRUCTIONS - ESC shall comply with all  instructions  issued by a Fund in the form  prescribed below which are permitted or required under Exhibit B attached hereto.  Whenever ESC takes action hereunder pursuant to instructions from a Fund, ESC shall be entitled to rely upon such instructions only when such instructions are signed by the  President or Treasurer of the Fund or by an individual designated in writing by the President or Treasurer as a person authorized to give instructions hereunder. A Fund may waive the requirement that all instructions be in writing, if such waiver defines the occurrences not requiring written instruction, indicates the persons authorized to give such non-written   instructions,  and is signed by one of the persons  pursuant to the immediately  preceding  sentence of this  Section 10. In the event ESC obtains a Fund's written waiver, it may rely on non-written instructions received pursuant thereto.

11.  CONFIDENTIALITY - ESC agrees to treat as confidential all records and other information  relative to a Fund and the Fund's  shareholders.  ESC, on behalf of itself and its  employees,  agrees to keep  confidential  all such  information, except, after prior notification to and approval by a Fund (which approval shall not be unreasonably withheld and may not be withheld where ESC may be exposed to civil  or  criminal  contempt   proceedings)  when  requested  to  divulge  such information by duly  constituted  authorities or when requested by a shareholder of a Fund seeking information about his own or an appropriately related account.

12. REPORTS - ESC will furnish to each Fund and to properly authorized auditors, examiners,   investment  companies,   dealers,  salesmen,  insurance   companies, transfer agents,  registrars,  investors,  and others designated by each Fund in writing,  such  reports  at such  times as are  prescribed  for each  service in Exhibit B.

13.  RIGHT OF  OWNERSHIP - ESC agrees that all records and other data   received, computed,  developed,  used and/or  stored  pursuant to this  Agreement  are the exclusive  property of each  respective Fund and that all such records and other data will be furnished without  additional charge to a Fund in available machine readable data form  immediately  upon termination of this Agreement with respect to such Fund for any reason  whatsoever.  Furthermore,  upon a Fund's request at any time or times while this  Agreement is in effect,  ESC shall deliver to such Fund,  at the Fund's  expense,  any or all of the data and  records  held by ESC pursuant  to this  Agreement,  in the  form as  requested  by the  Fund.  On the effective  date of  termination  of this Agreement with respect to a Fund or, if later, on the date a Fund ceases to use ESC's services, ESC will promptly return to the Fund any and all records and other data belonging to the Fund free of any claim or retention of rights by ESC.

14.  REDEMPTION  OF SHARES - The  parties  hereto  agree that ESC shall  process liquidations,  redemptions  or  repurchases of shares of each Fund, as the agent for such Fund, in the manner  described in the then current  prospectus(es)  and statement of additional information for the Fund. Notwithstanding the foregoing, ESC shall be liable for any losses,  damages,  claims or expenses resulting from ESC's failure to obtain the appropriate  signature  guarantee with regard to any redemption or transfer  processed by ESC even if the current  prospectus(es)  or statement of additional information authorizes ESC to waive the requirement of a signature  guarantee unless ESC is authorized in writing by an appropriate party to waive such a requirement.

15.  SUBCONTRACTING - Each Fund may require that ESC, or ESC may, with the prior written consent of such Fund,  subcontract with one or more of its affiliated or other  persons to perform all or part of its  obligations  hereunder,  provided, however,  that,  notwithstanding  any  such  subcontract,  ESC  shall  be  fully responsible to each Fund hereunder.

16. ASSIGNMENT - This Agreement and the rights and duties hereunder shall not be assignable  by ESC or any of the Fund  parties  hereto  except  by the  specific written consent of the other party.

17.  TERMINATION - This  Agreement  may be terminated  with respect to a Fund on such date on which ESC has given such Fund not less than 180 days prior  written notice or on which such Fund has given ESC not less than 90 days  prior  written notice.  Upon such  termination,  ESC will use its best efforts to cooperate and assist in  accomplishing  a timely,  efficient  and accurate  conversion  to the person or firm  which  will  provide  the  services  described  hereunder.  This Agreement  may be  terminated  by any Fund  without the payment of any  penalty, forfeiture,  compulsory  buyout amount or  performance  of any other  obligation which could deter termination;  provided,  however, that for the purpose of this Section 17 any amount due under Section 3 of this Agreement  which is undisputed is not considered a penalty, forfeiture, compulsory buyout amount or performance of any other obligation which could deter termination.

This  Agreement may be terminated  with respect to a Fund after written notice to ESC by the Fund if there is a  material  breach or  violation  of this Agreement or if ESC fails to perform any of its obligations under this Agreement and the failure  continues  for more than 30 days after the Fund gives notice of the failure to ESC or  bankruptcy or  insolvency  proceedings  of any nature are instituted by or against ESC.

18.  INSURANCE  - ESC shall  maintain  throughout  the term of this  Agreement a fidelity  bond(s) in an amount in excess of the  minimum  amount  required to be obtained by the Funds which are parties hereto  pursuant to Rule 17g-1 under the Investment  Company  Act of 1940  (the  "1940  Act")  covering  the  acts of its officers, employees or agents in performing any and all of the services required to be performed hereunder. ESC agrees to promptly notify each Fund in writing of any material amendment or cancellation of such bond(s).  ESC shall at such times as the Fund may  request,  but at least once each year,  notify each Fund of any claims made pursuant to such bond(s).

19.  AMENDMENT - This  Agreement  may be amended at any time by an instrument in writing  executed by both ESC and any Fund which is a party  hereto,  or each of their  respective  successors,  provided that any such amendment will conform to the  requirements  set  forth  in the  1940 Act and the  rules  and  regulations thereunder.

20. NOTICE - Any notice shall be  sufficiently  given when sent by registered or certified  mail to any party at the  address of such party set forth above or at such other address as such party may from time to time specify in writing to the other party.

21.  SECTION HEADINGS - Section headings are included for convenience only   and are not to be used to construe or interpret this Agreement.

22.  INTERPRETIVE  PROVISIONS  -  In  connection  with  the  operation  of  this Agreement, ESC and one or more of the Funds may agree with respect to such Funds and ESC from time to time on such  provisions  interpretive of or in addition to the provisions of this Agreement as may in their combined  opinion be consistent with the general tenor of this Agreement.  Furthermore, ESC and such Fund(s) may agree to add to,  delete from or change the  services  set forth with respect to such Fund(s) in Exhibit B of the Agreement. Each such interpretive or additional provision, and each addition,  deletion or change is to be signed by all parties affected and annexed hereto, and no such provision, addition, deletion or change shall  contravene any applicable  federal or state law or regulation and no such provision,  addition,  deletion or change  shall be deemed to be an amendment of any provision of this Agreement with the exception of Exhibit B hereto.

23. GOVERNING LAW - This Agreement shall be governed by and its provisions shall be construed in accordance with the laws of The Commonwealth of Massachusetts.

24.  DELAWARE  BUSINESS  TRUST - Each of the Funds  listed on Exhibit A attached hereto is a Delaware  business trust  established  under a Declaration of Trust.  The  obligations  of such  Funds  are not  personally  binding  upon,  nor shall recourse  be  had  against  the  private  property  of,  any  of  the  Trustees, shareholders,  officers, employees or agents of the Funds, but only the property of such Funds shall be bound.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

EVERGREEN SERVICE COMPANY

By:  /s/ Edward J. Falvey

   ___________________________________

       Edward J. Falvey

       President

EvergreenSelect Fixed Income Trust, a Delaware  Business Trust consisting of the following  series:

                Evergreen  Select  Limited  Duration Fund

                Evergreen  Select Fixed Income Fund

                Evergreen  Select Income Plus Fund

                Evergreen  Select  Intermediate  Tax Exempt Bond Fund

                Evergreen  Select Core Bond  Fund

                Evergreen   Select   Intermediate   Bond  Fund

                Evergreen  Select Adjustable Rate Fund

Evergreen Select  Equity  Trust, a Delaware  Business  Trust  consisting  of the following  series:

                Evergreen  Select  Strategic  Value Fund

                 Evergreen Select  Large Cap Blend Fund

                Evergreen  Select  Strategic  Growth Fund

                Evergreen Select Social  Principles Fund

                Evergreen Select Equity Income Fund

                Evergreen  Select Small Company Value Fund

                Evergreen Select Common Stock Fund

                Evergreen  Select  Small Cap Growth Fund

                Evergreen  Select Balanced Fund

                Evergreen Select Diversified Value Fund

Evergreen Select Money Market Trust, a Delaware Business Trust consisting of the following series:

                Evergreen Select 100% Treasury Money Market Fund

                Evergreen Institutional Money Market Fund

                Evergreen Institutional Tax Exempt Money Market Fund

                Evergreen Institutional Treasury Money Market Fund

Evergreen Municipal Trust, a Delaware Business Trust consisting of the following series:

                Evergreen  California  Tax  Free  Fund

                Evergreen  Connecticut Municipal Bond Fund

                Evergreen  Florida High Income  Municipal Bond Fund

                Evergreen  Florida Municipal Bond Fund

                Evergreen Georgia Municipal Bond Fund

                Evergreen Maryland Municipal Bond Fund

                Evergreen Massachusetts Tax Free Fund

                Evergreen  Missouri Tax Free Fund

                Evergreen  New Jersey Tax Free  Income  Fund

                Evergreen  New York Tax Free Fund

                 Evergreen  North Carolina  Municipal  Bond  Fund

                Evergreen  Pennsylvania  Tax Free Fund

                Evergreen  South  Carolina   Municipal  Bond  Fund

                Evergreen  Virginia Municipal  Bond Fund

                Evergreen  High  Grade  Tax Free  Fund

                Evergreen Short-Intermediate Municipal Fund

                Evergreen Tax Free Fund

Evergreen Equity Trust, a Delaware  Business  Trust  consisting of the following series:

                Evergreen Aggressive Growth Fund

                Evergreen Fund Evergreen Micro Cap Fund

                Evergreen  Omega Fund

                Evergreen  Small  Company  Growth Fund

                Keystone Strategic Growth Fund (K-2)

                Evergreen American Retirement Fund

                Evergreen  Foundation  Fund

                Evergreen  Tax Strategic  Foundation  Fund

                Evergreen  Balanced  Fund

                Evergreen  Fund for Total  Return

                Evergreen Growth & Income Fund

                Evergreen Income & Growth Fund

                Evergreen Small Cap Equity Income Fund

                Evergreen Value Fund

                Evergreen Utility Fund

                Keystone  Growth and Income Fund (S-1)

Evergreen  Fixed Income  Trust,  a Delaware  Business  Trust  consisting  of the following series:

                Evergreen U.S. Government Fund

                Evergreen Strategic Income Fund

                Evergreen Diversified Bond Fund

                 Keystone High Income Bond Fund (B-4)

                Evergreen Capital Preservation and Income Fund

                Evergreen Intermediate Term Bond Fund

                Evergreen Intermediate-Term Government Securities Fund

                Evergreen Short-Intermediate Bond Fund

Evergreen International  Trust, a  Delaware  Business  Trust  consisting  of the following  series:

                Evergreen  Emerging  Markets  Growth Fund

                Evergreen Global  Leaders Fund

                Evergreen Global  Opportunities  Fund

                Evergreen International  Equity  Fund

                Evergreen Latin  America  Fund

                Evergreen  Natural  Resources  Fund

                Keystone  Precious  Metals  Holdings

                Keystone International Fund

Evergreen  Money Market  Trust,  a Delaware  Business  Trust  consisting  of the following series:

                Evergreen Money Market Fund

                Evergreen Pennsylvania Tax Free Money Market Fund

                Evergreen Tax Exempt Money Market Fund

                Evergreen Treasury Money Market Fund

By: /s/ John Pileggi

    _____________________________

       John Pileggi

       President and Treasurer of each

       Delaware Business Trust listed above

Updated as of January 2,2002

                                    EXHIBIT A

Evergreen Select Fixed Income Trust, a Delaware  Business Trust consisting of the following  series:

               Evergreen  Adjustable Rate Fund

               Evergreen  Core Bond  Fund

               Evergreen  Fixed Income Fund

               Evergreen  Fixed Income Fund II

               Evergreen  Select High Yield Bond Fund

               Evergreen  Income Plus Fund

               Evergreen  Intermediate Term Municipal Bond Fund

               Evergreen  International Bond Fund

               Evergreen  Limited  Duration Fund

Evergreen Select  Equity   Trust, a Delaware  Business  Trust  consisting  of the

         following  series:

               Evergreen Select Balanced Fund

               Evergreen Core Equity Fund

               Evergreen Equity Index Fund

               Evergreen Secular Growth Fund

               Evergreen Select  Small Cap Growth Fund

               Evergreen Select  Strategic Growth Fund

               Evergreen Special Equity  Fund

               Evergreen Strategic Value Fund

Evergreen Select Money Market Trust, a Delaware Business Trust consisting of the following series:

                Evergreen Institutional Money Market Fund

                Evergreen Institutional Municipal Money Market Fund

                Evergreen Institutional Treasury Money Market Fund

                 Evergreen Institutional U.S. Government Money Market Fund

                Evergreen Institutional 100% Treasury Money Market Fund

                Evergreen Cash Management Money Market Fund

                Evergreen Prime Cash Management Money Market Fund

Evergreen Municipal Trust, a Delaware Business Trust consisting of the following series:

                Evergreen Connecticut Municipal Bond Fund

                Evergreen Florida High Income Municipal Bond Fund

                Evergreen Florida Municipal Bond Fund

                Evergreen Georgia Municipal Bond Fund

                Evergreen Maryland Municipal Bond Fund

                Evergreen New Jersey Municipal Bond Fund

                Evergreen North Carolina Municipal Bond Fund

                Evergreen Pennsylvania Municipal Bond Fund

                Evergreen South Carolina Municipal Bond Fund

                Evergreen Virginia Municipal Bond Fund

                Evergreen High Grade Municipal Bond Fund

                Evergreen High Income Municipal Bond Fund

                Evergreen Intermediate Term Municipal Bond Fund

                Evergreen Municipal Bond Fund

                Evergreen Short-Intermediate Municipal Bond Fund

Evergreen Equity Trust, a Delaware  Business  Trust  consisting of the following series:

                Evergreen Balanced Fund

                Evergreen Foundation Fund

                Evergreen Select Balanced Fund

                Evergreen Tax Strategic Foundation Fund

                Evergreen Blue Chip Fund

                Evergreen Equity Income Fund

                Evergreen Growth and Income Fund

                Evergreen Small Cap Value Fund

                Evergreen Value Fund

                Evergreen Aggressive Growth Fund

                Evergreen Capital Growth Fund

                Evergreen Fund

                Evergreen Growth Fund

                Evergreen Large Company Growth Fund

                Evergreen Masters Fund

                Evergreen Omega Fund

                Evergreen Premier 20 Fund

                Evergreen Small Company Growth Fund

                Evergreen Stock Selector Fund

                Evergreen Tax Strategic Equity Fund

                Evergreen Health Care Fund

                Evergreen Technology Fund

                Evergreen Utility and Telecommunications Fund

                Evergreen Special Values Fund

Evergreen  Fixed Income  Trust,  a Delaware  Business  Trust  consisting  of the following series:

                Evergreen Diversified Bond Fund

                Evergreen Short-Duration Income Fund

                Evergreen Intermediate Term Bond Fund

                Evergreen High Yield Bond Fund

                Evergreen Quality Income Fund

                Evergreen Strategic Income Fund

                Evergreen U.S. Government Fund

Evergreen International  Trust, a  Delaware  Business  Trust  consisting  of the following  series:

                 Evergreen Emerging Markets Growth Fund

                Evergreen Global Leaders Fund

                Evergreen Global Opportunities Fund

                Evergreen International Growth Fund

                Evergreen Latin America Fund

                Evergreen Precious Metals Fund

Evergreen  Money Market  Trust,  a Delaware  Business  Trust  consisting  of the following series:

                Evergreen California Municipal Money Market Fund

                Evergreen Florida Municipal Money Market Fund

                Evergreen Money Market Fund

                Evergreen Municipal Money Market Fund

                Evergreen New Jersey Municipal Money Market Fund

                Evergreen New York Municipal Money Market Fund

                Evergreen Pennsylvania Municipal Money Market Fund

                Evergreen Treasury Money Market Fund

                Evergreen U.S. Government Money Market Fund

                                    EXHIBIT B

The services  provided for in this Agreement shall be performed by ESC, or any agent  appointed by ESC pursuant to Section 15 of this  Agreement,  under the name of Evergreen Service Company (ESC) and this name or any similar name or logo will not be used by ESC or its  agents  for any  purposes  other than those related to this  Agreement  or to any other  agreement  which ESC may enter into with any of the Fund (s) or with companies affiliated with the Fund (s).

The  offices of ESC shall be open to perform the  services  pursuant to this Agreement on all days when the Fund is open to transact business.

ESC will perform all services normally provided to investment companies such as the  Fund(s),  and the  quality  of such  services  shall be equal to or better than that  provided to the other  investment  companies  serviced by ESC. With respect to each Fund, by way of  illustration,  but not  limitation,  these services will include:

1.  Establishing, maintaining, safeguarding and reporting on shareholder account information and account histories, (including registration, name and address recorded in generally accepted form, dealer,  representative,  branch, and territory information,  mailing address, distribution address, various codes and specific information relating to (if); withdrawal plans, letters of intent, systematic investing, insured redemptions plans,  account groupings for rights of accumulation  discount  processing,  and for account group  reporting for plan accounts and other accounts  grouped for master sub-account reporting.)

2.   Recording and controlling shares outstanding in certificate ("issued") and non- certificate ("unissued") form.

3.   Maintaining  a record for each  certificate  issued to include certificate  number, account number,  issued date,  number of shares, canceled date or stop date, where appropriate.

4.  Reconciling the number of outstanding shares of each Fund on a daily basis with the Fund and the Fund's  custodian,  promptly correcting any differences noted.

5.  Establishing and maintaining a trade file on behalf of each Fund based on trade information furnished to the transfer agent by the Fund or its distributors.

6.   Accepting and processing direct cash investments however received and investing such investments promptly in shareholder accounts.

7.   Passing upon the adequacy of documents properly endorsed and guaranteed submitted by or on behalf of a shareholder to transfer ownership or redeem shares.

8.   Transferring ownership of shares upon the books of each Fund.

9.   Redeeming shares and preparing and mailing redemption checks or wire proceeds as instructed.

10.  Preparing  and  promptly  mailing  account  statements  to the shareholder  or  such  other  authorized   address  and,  when appropriate,  as instructed by a Fund, to the dealer or dealer branch, whenever transaction activity effecting share balances are posted to a Fund  account  that is of the type that should receive such statement.

11.   Checking surrendered certificates for stop transfer instructions.

12.   Canceling certificates surrendered.

13.   Issuing certificates as replacements for those canceled, or as an original issue of additional shares or upon the reduction of an equal number of unissued shares.

14.   Maintaining  and  updating  a  stop  transfer  file,  promptly placing  stop  transfer  codes upon  notification  of possible loss,  destruction or  disappearance  of a  certificate.  Upon receipt of proper documentation  obtaining necessary insurance forms and issuing replacement certificates.

15.  Balancing  outstanding  shares  of record  with the  custodian prior to each  distribution  and  calculating  and  paying  or reinvesting  distributions  to  shareholders  of record and to open trade receivables and free stock.

16.  Processing exchanges of shares of one Fund or Portfolio for another, calculating proper sales charges and collecting fees as required.

17.   Processing withdrawal plan liquidations according to plan   instructions.

18.   Reporting to each Fund and its custodian daily the capital stock activities and dollar amounts of transactions.

19.   Promptly answering inquiries from shareholders,  dealers, Fund  personnel,  and others as  requested  in  accordance   with the terms  of this  Agreement  as to  account  matters,  referring policy or investment matters to the Fund.

20.   Mailing reports and special mailings, as directed by a Fund,  to all shareholders or selected holders or dealers.

21.  Providing  services  with  regard  to the  annual  or  special  meetings of a Fund,  including  preparation and timely mailing of proxy  material  to  shareholders  of record  and others as  directed by the Fund, and  receiving,  examining and recording all properly executed proxies and performing such follow-up as  required by the Fund.

22.  Providing periodic listings and tallies of shareholder votes and certifying the final tally.

23.  Providing an inspector of elections at the annual or any special meetings of a Fund.

24.  Maintaining  tax  information  for  each  account,   deducting  amounts  where   required  and   furnishing  to  a  Fund,  its shareholders,   dealers  and,  when  appropriate,   regulatory bodies, the necessary tax information,  all in compliance with the various applicable laws.

25.  Maintaining records of account and distribution information for checks and confirmations returned as undeliverable  by the Post Office.

26.  Maintaining records and reporting sales information for Blue  Sky reporting purposes.

27.   Calculating and processing Fund mergers or stock dividends, as directed by a Fund.

28.   Maintaining all Fund records as outlined in the record and   tape retention schedule delivered by a Fund.

29.  Reconciling all investment, distribution and redemption accounts.

30.   Providing for the replacement of uncashed distribution or redemption checks.

31.   Maintaining and safeguarding an inventory of unissued blank stock certificates, checks and other Fund records.

32.  Making  available  to a Fund  and its  distributors  at  their locations  devices  which will  provide  immediate  electronic to computerized records maintained for a Fund.

33.   Providing  space  and  such  technical  expertise  as  may  be required  to  enable  a  Fund  and  its  properly   authorized auditors,  examiners  and  others  designated  by the  Fund in  writing to properly understand and examine all books, records, computer files,  microfilm and other items maintained pursuant to  this  Agreement,   and  to  assist  as  required  in  such examination.

34.   Assigning  a  single  account   number  to  each   shareholder regardless  of the  number  of Funds or  Portfolios  owned for which Keystone Investment Management Company,  Evergreen Asset  Management  Corp.,  First  Union  National  Bank or one of its affiliates  is the  trustee,  investment  adviser  or  manager  (except as instructed otherwise.)

35.   Mailing prospectuses to existing accounts on receipt of the first direct investment transaction after a new prospectus has been issued by a Fund.

36.   Mailing cash election notices when required prior to capital gains distributions.

37.   Maintaining information, performing the necessary research and producing reports required to comply with all applicable state escheat or abandoned property laws.

With respect to each Fund, the Transfer Agent will produce  reports as requested by a Fund including, but not limited to, the following:

Shareholder Account Confirmation	As required
Redemption Checks	When redemption is made
Certificates	When requested
Withdrawal plan payment checks	On payment cycle
Distribution checks	As required
Name and address labels
(per account registration)	As requested
Proxy	When required
1099	Annually
1042-S	Annually
Transaction journals	Daily
Record date position control	Daily
Daily and (monthly) cash proof	Daily
Daily and (monthly) share proof	Daily
Daily master control	Daily
Blue Sky exception	Daily
Blue Sky master list	Monthly and whenever a new permit is issued by a state
Blue Sky sales report	Cycle as designated in advance by distributor
Check register	Daily
Account information reports	When requested
(Monthly) Cumulative	Monthly transaction
New account list	Monthly
Shareholder master list	When requested
Sales by State	Monthly
Activities statistics	Monthly
Distribution journals	As required
Proxy tallies and vote listings	When requested
Withdrawal plan account check	Monthly reconciliation
Dividend account check	As required reconciliation

                                     EXHIBIT C

                           Transfer Agent Fee Schedule

Charges to Funds

Group 1 - Monthly Dividend Funds

Per open account per year*	$26.75
Per closed account per year	9.00

Group 2 - Quarterly Dividend Funds

Per open account per year*	$25.75
Per closed account per yea	9.00

Group 3 - Semi-Annual and Annual Dividend Funds

Per open account per year*	$24.75
Per closed account per year	9.00

Group 4 - Money Market Funds

Per open account per year*	$26.75
Per closed account per year	9.00

Charges to Shareholders

Group 5 - ERISA**

Per IRA participant per year	$10.00 with a maximum of $20.00**
Per Keogh participant per year	$10.00 with a maximum of $20.00
Per TSA per year	$10.00 with a maximum of $20.00

  * For  shareholder  accounts  only.  The Funds  pay cost  plus 15% for  broker accounts.

**These fees are not borne by the Funds, but are direct shareholder charges.

Funds  that have  "seed"  capital  only will not be  charged  until the Fund has public shareholders.

This Fee Schedule is exclusive of out-of-pocket reimbursable expenses.

Out-of-pocket expenses include but are not limited to the following:

         Stationery and supplies

         Checks

         Express Delivery

         Postage

         Printing of forms

         Telephone

         Photocopies and Microfilm

                                                        Dated: January 2, 2002